Exhibit 99.1
Javelin Pharmaceuticals and Baxter Healthcare Corporation Expand Commercial Supply Relationship for Anticipated Dyloject(TM) Global Growth
Thursday July 31, 8:00 am ET
New Supply Agreement Covers Expansion of European Dyloject Production with Premier Global Hospital Products Manufacturer
CAMBRIDGE, Mass.—(BUSINESS WIRE)—Javelin Pharmaceuticals, Inc. (AMEX: JAV — News), a leading developer of novel products for pain management, today announced an agreement to expand its commercial supply relationship with Baxter Healthcare Corporation. The new supply agreement relates to Dyloject™, Javelin’s proprietary injectable diclofenac product currently marketed in the United Kingdom and in the second of two pivotal trials in the United States, for acute post-operative pain. The expanded relationship provides additional manufacturing capacity for Dyloject, principally for distribution in the European Union, and builds on the existing manufacturing agreement executed between Javelin and Baxter for the United States.
“We are pleased to strengthen our relationship with Baxter. This expanded commercial supply agreement will provide increased capacity for Dyloject in Europe as we grow sales of the product in the U.K. and prepare for the anticipated launch of the product in multiple European countries in the near future.” said Martin Driscoll, Javelin’s Chief Executive Officer.
“I am pleased we have completed this multi-year expansion of our Dyloject supply agreement with Baxter, which has the potential to significantly improve Dyloject’s gross margins, as the product’s sales volume increases in the UK and additional approvals are gained across Europe,” stated John Taylor, Vice President of Business Development for Javelin. “Solidifying our supply chain for Dyloject should improve the Company’s position in our on-going partnership discussions.”
About Dyloject:
Dyloject is an injectable NSAID with analgesic, anti-inflammatory and antipyretic activity. Diclofenac, the active ingredient in Dyloject, is a leading analgesic for the treatment of moderate-to-severe postsurgical pain and has a demonstrated history of efficacy and safety since its initial approval in 1981. Historically, diclofenac has been used to treat pain from inflammatory and degenerative forms of osteoarthritis, musculoskeletal conditions, acute attacks of gout, kidney stones, and after surgical operations or trauma.
In October 2007, Dyloject received Marketing Authorization Application (MAA) approval and favorable pricing in the UK, where it is currently marketed. In its pivotal UK registration trial, Dyloject’s efficacy and safety were shown to be significantly superior to those of the IV formulation of diclofenac currently marketed in the UK. Each dose of the competitive formulation requires buffering, dilution and slow infusion. Dyloject comes ready to use for immediate IV bolus administration, works faster, and according to a recent study, has the potential to save the UK NHS up to £50 per postoperative patient. This pharmacoeconomic benefit, coupled with Dyloject’s superior clinical attributes, differentiates Dyloject from the competitive diclofenac product, as well as from any of the other marketed IV NSAID products.
About Javelin Pharmaceuticals, Inc.:
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The Company has three drug candidates in US Phase 3 clinical development. Previous clinical trials have demonstrated its safety and rapid onset of action. For additional information about Javelin, please visit the company’s website at http://www.javelinpharmaceuticals.com.

Forward Looking Statement:
This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.
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Contact:
Investor Relations
Javelin Pharmaceuticals, Inc.
Rick Pierce, 617-349-4500
VP, Investor Relations
rpierce@javelinpharma.com
or
Media Contacts:
Richard Lewis Communications, Inc.
Gregory Tiberend, 212-827-0020
gtiberend@rlcinc.com
or
Megan Dubroski, 212-827-0020
mdubroski@rlcinc.com

Source: Javelin Pharmaceuticals, Inc.